SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                  May 24, 1999

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                            THERMO VISION CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-13391                   04-3296594
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)



8 East Forge Parkway
Franklin, Massachusetts                                       02038
(Address of principal executive offices)                    (Zip Code)


                                (781) 622-1000
                         (Registrant's telephone number
                              including area code)


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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo Vision Corporation's annual report on Form 10-K for the year ended January 2, 1999. These include risks and uncertainties relating to: technological change,
obsolescence,   and  new  product  development  and  acceptance;  the  company's acquisition strategy; intense competition; international operations; dependence on certain suppliers and vendors; intellectual property rights and litigation; dependence on the semiconductor industry and industry volatility; and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On May 24, 1999, the Registrant issued a press release stating that its parent corporation, Thermo Instrument Systems Inc. ("Thermo Instrument"), has proposed the merger of the Registrant into Thermo Instrument. The Registrant would become a wholly owned subsidiary of Thermo Instrument. Public shareholders of the Registrant would receive cash in exchange for their shares of the common stock of the Registrant.

      The completion of this transaction is subject to numerous conditions, including establishment of a price, approval by the board of directors of the Registrant, negotiation and execution of a definitive merger agreement, completion of review by the Securities and Exchange Commission of certain required filings regarding the proposed transaction, and approval by shareholders of the Registrant.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of May, 1999.



                                        THERMO VISION CORPORATION


                                        By:  /s/ Theo Melas-Kyriazi
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer